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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
WJ Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(6)	Amount previously paid:
	(7)	Form, Schedule or Registration Statement No.:
	(8)	Filing Party:
	(9)	Date Filed:

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

Dear Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"). The Meeting will be held Wednesday, May 23, 2001 at 9:00 a.m., local time, at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035.

    The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, a proposal to approve the Company's 2001 Employee Stock Purchase Plan and a proposal to ratify the appointment of the Company's independent certified public accountants. We will report on the progress of the Company and comment on matters of current interest.

    Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

    Thank you for your cooperation.

                      Cordially,

                      Malcolm J. Caraballo
                       President and Chief Executive Officer

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2001

    The 2001 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"), will be held beginning at 9:00 a.m., local time, on Wednesday, May 23, 2001 at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

  1.
  To elect nine directors to serve on the Company's board of directors;

  2.
  To approve the Company's 2001 Employee Stock Purchase Plan;

  3.
  To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal year 2001; and

  4.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2000 Annual Report of the Company is also enclosed. April 2, 2001 has been fixed as the record date for stockholders entitled to vote at the Meeting, and only holders of record of the Company's common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the Meeting.

    All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your proxy and vote in person at the Meeting, if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

    Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

                      By Order of the Board of Directors

                      Rainer N. Growitz
                       Secretary

San Jose, California
April 27, 2001

WJ COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 23, 2001

VOTING INFORMATION

    This Proxy Statement is first being mailed on or about April 27, 2001 to all of the holders of shares of the common stock ("Common Stock") of WJ Communications, Inc., a Delaware corporation ("WJ Communications" or the "Company"), in connection with the solicitation by the board of directors (the "Board of Directors" or the "Board") of the Company of proxies in the enclosed form to be used at the Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001 beginning at 9:00 a.m. at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or postponement thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting.

    Only holders of record of Common Stock at the close of business on April 2, 2001 (the "Record Date") will be entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote at the Meeting 55,356,780 shares of Common Stock. Each share of Common Stock outstanding on such date entitles the Stockholder of record to one vote on all matters submitted at the Meeting.

    Shares of Common Stock, represented by a properly executed proxy, will be voted as indicated on the proxy. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors. Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the Meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the Meeting, withdrawing the proxy, and voting in person.

    It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. However, if a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1, 2 and 3 (to elect the Board's nominees to the Board of Directors, to approve the Company's 2001 Employee Stock Purchase Plan and to ratify the appointment of independent auditors for 2001).

    When proxies in the form accompanying this Proxy Statement are returned properly executed, the shares represented thereby will be voted as indicated thereon, and, where a choice has been specified by the stockholder on the proxy, the shares will be voted in accordance with the specification so made. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

    The presence in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Meeting. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum. Broker non-votes will be disregarded. There will be no cumulative voting for members of the Board of Directors. The nine nominees who receive the greatest number of votes cast will be elected to the Board of Directors. Accordingly, abstentions and broker non-votes will not affect the election of directors.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Board of Directors is presently comprised of nine members, all of whom hold office after election until the next annual meeting of stockholders, or until their respective successors are elected and qualified. The nine current directors of the Company are the nominees to be elected at the Meeting to one year terms expiring in 2002. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

    Directors are elected by a plurality of the votes cast. It is the intention of the persons named in the enclosed form of proxy, unless authorization to do so is withheld, to vote FOR the election of the nine nominees listed below. If, prior to the Meeting, any nominee should become unavailable for election, an event that is not now anticipated by the Board of Directors, the proxies will be voted for the election of such other person or persons as will be determined by the persons named in the enclosed form of proxy in accordance with their judgment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE FOLLOWING TABLE.

    Biographical information follows for each person nominated. The table sets forth certain information regarding these individuals (ages are as of December 31, 2000).

Nominee	Age	Position with the Company
Malcolm J. Caraballo (3)	45	President, Chief Executive Officer and Director
W. Dexter Paine, III (2)(3)	40	Chairman of the Board
J. Thomas Bentley (1)	51	Director
Saul A. Fox	47	Director
Jason B. Hurwitz	28	Director
James R. Kroner	39	Director
Christopher B. Paisley (1)	48	Director
Charles E. Robinson (2)	67	Director
Wray T. Thorn (1)(2)(3)	29	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Executive Committee.

    Malcolm J. Caraballo was appointed the President, Chief Executive Officer and a director of WJ Communications following the Company's recapitalization merger in January 2000. From 1993 through January 2000, Mr. Caraballo was President of the wireless products group of Watkins-Johnson Company which, since the Company's recapitalization merger in January 2000, has been the Company's business. Prior to his assignment as President of the wireless products group, Mr. Caraballo served as Vice President of the devices sales group and was responsible for sales and marketing of modular components, tunable devices and subsystems product lines worldwide. He also was responsible for the field sales organizations in the United States and Europe. He received a B.S.E.E. from the University of California, Berkeley and an M.B.A. from the University of Santa Clara.

    W. Dexter Paine, III, the Chairman of the Board of Directors and a director since January 2000, is the co-founder of Fox Paine & Company and has been its President since its inception in 1997. Mr. Paine also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK), the leading diversified facilities-based telecommunications provider in Alaska. From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College.

    J. Thomas Bentley, a director since May 2000, is a Managing Partner and a founder of Alliant Partners, a leading firm for technology company mergers and acquisitions. Mr. Bentley was formerly with Berkeley International Capital Corporation where he initiated and led the leveraged buyout business. Prior to that, Mr. Bentley worked in the leveraged buyout and investment banking business of Citicorp and, before that, he was with the World Bank and International Finance Corporation. Mr. Bentley received his B.A. from Vanderbilt University and his M.S. from M.I.T.

    Saul A. Fox, a director since January 2000, is the co-founder of Fox Paine & Company and has been its Chief Executive Officer since its inception in 1997. Mr. Fox also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK). From 1984 until founding Fox Paine, Mr. Fox was at Kohlberg Kravis & Roberts & Co. Prior to joining Kohlberg Kravis & Roberts, Mr. Fox was an attorney at Latham & Watkins, a law firm headquartered in Los Angeles, California. Mr. Fox has a B.S. in communications and computer science from Temple University and a J.D. from the University of Pennsylvania Law School.

    Jason B. Hurwitz, a director since January 2000, has been employed at Fox Paine & Company since June 1997. Mr. Hurwitz has served as an Associate and Vice President, and is currently a Director of Fox Paine. Before joining Fox Paine, Mr. Hurwitz was an associate at McCown De Leeuw & Co. from August 1996 to June 1997 and was an analyst at James D. Wolfensohn Incorporated from July 1994 to July 1996. Mr. Hurwitz has a B.S. in economics from The Wharton School at the University of Pennsylvania.

    James R. Kroner, a director since January 2000, has been a Managing Director of Fox Paine & Company since January 2000. Before joining Fox Paine, Mr. Kroner served from 1998 to January 2000 as a managing director in the investment banking group at JP Morgan & Co. Mr. Kroner also served as a managing director at Salomon Smith Barney from 1997 to 1998. From 1995 to 1997, Mr. Kroner served as senior vice president and treasurer of American Re Corporation. Mr. Kroner has a B.A. in political science from Northwestern University and an M.M. from Northwestern's Kellogg School of Management.

    Christopher B. Paisley, a director since June 2000, has been the Dean's Executive Professor of Accounting and Finance at Santa Clara University in Santa Clara, California since January 2001. Mr. Paisley served as Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation until May 2000. Mr. Paisley joined 3Com Corporation in September 1985 as Vice President, Finance and Chief Financial Officer. Mr. Paisley is a member of the Board of Directors of Aspect Communications Corporation (NasdaqNM: ASPT), Legato Systems, Inc. (NasdaqNM: LGTO) and Riverstone Networks Inc. (NasdaqNM: RSTN). He has an M.B.A. from the University of California, Los Angeles and a B.A. in economics from the University of California, Santa Barbara.

    Charles E. Robinson, a director since January 2000, has over four decades of experience in the telecommunications industry. Since 1997, Mr. Robinson has served as Chairman and Chief Executive Officer of Alaska Communications Systems Group Inc. Mr. Robinson served as President and Chief

Operating Officer of Pacific Telecom from 1981 until its sale in 1997 and was appointed Chairman and Chief Executive Officer of Pacific Telecom in 1989. Mr. Robinson has been a member of the National Security Telecommunications Advisory Committee for the last 18 years, having been appointed by President Reagan.

    Wray T. Thorn, a director since January 2000, has also been a Director of Fox Paine & Company since January 2000. Mr. Thorn also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK). Prior to joining Fox Paine, Mr. Thorn was a principal and founding member of Dubilier & Company. Prior to joining Dubilier & Company in 1996, Mr. Thorn was an associate in the Acquisition Finance Group of Chase Securities Inc. Mr. Thorn has an A.B. in government from Harvard University.

Meetings and Committees of the Board of Directors

    The Board of Directors held three meetings during the fiscal year ended December 31, 2000.

    The Board has three standing committees, each of which were established in May 2000: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Executive Committee.

    During the fiscal year ended December 31, 2000, the Audit Committee, the Compensation Committee, and the Executive Committee met on two, zero and two occasions, respectively. During the fiscal year ended December 31, 2000, all directors attended at least 75% of the aggregate number of Board and committee meetings held during the period of his service, except that Messrs. Hurwitz and Kroner attended two of three Board meetings and Mr. Fox attended one of three Board meetings.

    The Audit Committee currently consists of directors Bentley, Paisley and Thorn. The functions of the Audit Committee are to:

  •
  recommend annually to the Board of Directors the appointment of the Company's independent auditors;

  •
  discuss and review in advance the scope and the fees of the Company's annual audit and review the results thereof with the Company's independent auditors;

  •
  review and approve non-audit services of the Company's independent auditors;

  •
  review compliance with the Company's existing major accounting and financial reporting policies;

  •
  review the adequacy of major accounting and financial reporting policies; and

  •
  review the Company's management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

    Messrs. Bentley and Paisley are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Mr. Thorn may not be considered independent as that term is defined, however, as a result of his affiliation with Fox Paine Capital Fund, the Company's principal stockholder. Notwithstanding that, the Board of Directors has resolved that Mr. Thorn's presence on the Audit Committee is beneficial to the Company, and has identified the following special circumstances as the basis for their determination: (a) Mr. Thorn's experience in financial matters; (b) his knowledge regarding the industry and recently traded companies; (c) a lack of conflicts which would likely detract from his independence; (d) his potential ability to share in and voice stockholder concerns that could arise; (e) his experience in serving prior to the initial public offering as a member of the Audit Committee; (f) a perceived benefit to stockholders of the Company; and (g) a determination that his membership was permitted by the Nasdaq Rules. The Company's Board of Directors has adopted a written Charter for the Audit Committee, which is attached hereto as Appendix A.

    The Compensation Committee currently consists of directors Paine, Robinson and Thorn. The functions of the Compensation Committee are to:

  •
  review and approve annual salaries, bonuses, and grants of stock options under the Company's stock incentive plans for all executive officers and other key members of management; and

  •
  to review and approve the terms and conditions of all employee benefit plans or changes to these plans.

    The Executive Committee currently consists of directors Caraballo, Paine and Thorn. The Executive Committee has the authority to exercise the powers of the Board of Directors, other than those reserved to the Audit Committee and the Compensation Committee or to the full Board of Directors, between meetings of the full Board of Directors.

DIRECTOR COMPENSATION

General

    Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors are eligible to participate in the WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan (the "Non-Employee Director Plan"). Non-employee directors of the Company are entitled to receive the following compensation pursuant to the Non-Employee Director Plan:

    Initial Awards.  For any non-employee director who was a member of the Board of Directors as of August 17, 2000 (other than Messrs. Paisley and Robinson), he received, at his election, one of the following: (i) an option to purchase 15,000 shares of Common Stock at $16.00 per share (the initial public offering price); (ii) $22,000 cash; or (iii) 1,375 shares of Common Stock ($22,000 divided by $16.00).

    For any non-employee director who becomes a member of the Board of Directors after August 17, 2000, we currently intend that he or she will receive an option to purchase 60,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the date of the commencement of the director's directorship.

    Reelection Awards.  On the date of each annual meeting of stockholders at which a non-employee director is reelected to the Board of Directors, the director will receive, at his or her election, one of the following: (i) an option to purchase 15,000 shares of Common Stock, with an exercise price equal to the closing price of the Common Stock on the date the director was reelected to the Board of Directors; (ii) $22,000 cash; or (iii) that number of shares of Common Stock equal to the quotient of $22,000 divided by the closing price of the Common Stock on the date the director was reelected to the Board of Directors.

    Annual Retainer Fee.  Each non-employee director will receive, at his or her election, either (i) $10,000 cash; or (ii) that number of shares of Common Stock equal to the quotient of $10,000 divided by the closing price of the Common Stock on the last business day of the calendar quarter preceding the date that the annual meeting of stockholders is held immediately following the relevant year of service.

    Per-Meeting Fee.  Each non-employee director will receive, at his or her election, either (i) $1,000 cash; or (ii) that number of shares of Common Stock equal to the quotient of $2,000 divided by closing price of the Common Stock on the last business day of the calendar quarter preceding the date the per-meeting fee is payable.

Option Vesting

    Except for the options to purchase shares of Common Stock issued to Mr. Robinson in January 2000, which vest in cumulative annual installments of 33%, all options to purchase shares of Common Stock issued pursuant to the Non-Employee Director Plan will vest and become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option, unless a change in control (as defined in the Non-Employee Director Plan) occurs, whereby all options vest and become immediately exercisable in exchange for the per share consideration to be received in the change in control by holders of Common Stock, or the cash equivalent of the same, at the discretion of the Board of Directors or any committee thereof to which the Board delegates administration of the Non-Employee Director Plan (the "Plan Administrator").

Deferral

    Each non-employee director may elect to defer receipt of all or a portion of the cash otherwise payable or shares of Common Stock otherwise issuable to him or her pursuant to the Non-Employee Director Plan. In the event such an election is made, the electing non-employee director will receive his or her cash or shares, as applicable, in one or a series of distributions to commence as soon as practicable following the date of termination of his or her directorship. In the event a change in control occurs, all deferred cash and shares of Common Stock is distributed to the electing non-employee director, except that, at the discretion of the Plan Administrator, the deferred shares of Common Stock can instead be converted into either (i) the per share consideration to be received in the change of control by holders of Common Stock; or (ii) the cash equivalent of the same.

Expenses

    The Company will also reimburse each non-employee director for his or her reasonable, out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof.

PROPOSAL 2

APPROVAL OF THE WJ COMMUNICATIONS, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN

    In February 2001, the Board of Directors adopted, subject to stockholder approval, the Company's 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan") to be effective as of May 1, 2001 and attached hereto as Appendix B. Up to 1,500,000 shares of Common Stock may be issued under the 2001 Purchase Plan.

    Stockholders are requested in this Proposal 2 to approve the 2001 Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the 2001 Purchase Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Summary of the 2001 Purchase Plan

    THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE 2001 PURCHASE PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE 2001 PURCHASE PLAN, WHICH IS ATTACHED AS APPENDIX B TO THIS PROXY.

Purpose

    The purpose of the 2001 Purchase Plan is to promote the interests of the Company and its stockholders by providing eligible employees with the opportunity to acquire a proprietary interest in the Company. The 2001 Purchase Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

    The 2001 Purchase Plan is administered by the Board of Directors. The 2001 Purchase Plan gives the Board full authority to interpret and construe the terms and provisions of the 2001 Purchase Plan and the rights granted thereunder, as well as the terms of any form of agreement or other document employed by the Company in the administration of the 2001 Purchase Plan. The Board also has the power, subject to the provisions of the 2001 Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted and whether any parent or subsidiary of the Company will be eligible to participate in the 2001 Purchase Plan. The Board of Directors is authorized to delegate administration of the 2001 Purchase Plan to a committee comprised of two or more persons who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Pursuant to such authority, the Board has delegated administration of the 2001 Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the 2001 Purchase Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Stock Subject to the 2001 Purchase Plan

    A maximum of 1,500,000 shares of Common Stock may be offered pursuant the 2001 Purchase Plan. These shares may be treasury shares or new issue shares.

Offerings

    The 2001 Purchase Plan will be implemented through a series of successive offering periods. An offering is the time period in which shares may be purchased under the 2001 Purchase Plan (the "Offering" or "Offering Period"). Each Offering Period will be for approximately six months duration or such other duration as the Board will determine, provided, however, that no Offering Period may exceed 27 months in duration. Offering Periods are expected to commence on the first payroll day on or after May 1st and November 1st of each year and end on the last payroll day on or before the next October 31st and April 30th, respectively.

Eligibility

    Any employee of the Company or of any parent or subsidiary corporation of the Company designated by the Board for inclusion in the 2001 Purchase Plan is eligible to participate in an Offering under the 2001 Purchase Plan so long as the employee has been employed by the Company or any designated parent or subsidiary corporation of the Company for at least three months as of the first day of the Offering Period. However, no employee who would own or hold, as a result of participation in the 2001 Purchase Plan, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company may participate in the 2001 Purchase Plan. An outstanding option to purchase Company stock is treated as shares owned for purposes of determining the 5% limitation. In addition, no employee will be granted a Purchase Right for more than $25,000 worth of shares under the 2001 Purchase Plan (determined based on the fair market value of the shares at the time such rights are granted) in any calendar year. An employee who becomes eligible to participate in the 2001 Purchase Plan during an Offering Period must wait until the next Offering Period to participate in the 2001 Purchase Plan. As of March 31, 2001, approximately 395 individuals would be eligible to participate in the 2001 Purchase Plan.

Participation in the 2001 Purchase Plan

    Employees who meet the eligibility requirements may participate in the 2001 Purchase Plan if they elect to participate in the 2001 Purchase Plan on or prior to the first day of any Offering Period. A participant may elect to have up to $17,500 deducted from his or her paychecks during the first Offering Period. Thereafter, a participant may elect to have up to $10,625 deducted from his or her paycheck during any one Offering Period; however, in no event will a participant be able to purchase more than 25,000 shares in a single Offering Period. The amount of compensation a participant elects to contribute to the 2001 Purchase Plan will be deducted from his or her paycheck during the Offering Period. The amounts deducted from a participant's paycheck will be credited to a 2001 Purchase Plan account in the participant's name until the completion of the Offering Period. Payroll deductions may be any multiple of 1%, up to a maximum of 15%, of a participant's Total Compensation for any pay period during the Offering Period. Once an employee becomes a participant in the 2001 Purchase Plan, that employee will automatically participate in each successive Offering Period beginning immediately after the last day of the Offering Period in which he or she had been participating until such time as that employee withdraws from the 2001 Purchase Plan, becomes ineligible to participate in the 2001 Purchase Plan, or (except as described below in "Termination of Employment") terminates employment. If an employee withdraws from the 2001 Purchase Plan, the employee must wait until the next Offering Period to again become a participant in the 2001 Purchase Plan.

Purchase Price

    The price at which shares are sold in an Offering under the 2001 Purchase Plan (the "Purchase Price") will be established by the Board; provided, however, that the Purchase Price cannot be less than the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the Offering or (ii) 85% of the fair market value of a share of Common Stock on the date of purchase, which will be the last payroll day of each Offering Period (hereinafter, the "Purchase Date"). Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price will be equal to the lesser of (i) 85% of the fair market value of a share of Common Stock on the date of the commencement of the Offering or (ii) 85% of the fair market value of a share of Common Stock on that Purchase Date. As of March 31, 2001, the fair market value of a share of Common Stock was $2.50 per share.

Payroll Deductions

    The Purchase Price of the shares is accumulated by payroll deductions over the Offering Period. A participant may increase or decrease his or her payroll deduction election only once during an Offering Period. Any such determination by the Board must be made prior to the commencement of an Offering Period. All payroll deductions are credited to a participant's account under the 2001 Purchase Plan and deposited with the general funds of the Company. No interest or investment earnings will be credited on these payroll deductions.

Withdrawal

    A participant may withdraw from a given Offering by delivering a notice of withdrawal from the 2001 Purchase Plan to the Company at any time prior to the end of an Offering. All payroll deductions will terminate upon delivery of the notice of withdrawal to the Company. However, at any time the Company may impose a requirement that a notice of withdrawal from the 2001 Purchase Plan must be on file with the Company within a reasonable period of time prior to the effective date of such withdrawal.

    Upon a withdrawal from an Offering by an employee, the Company will automatically distribute to the employee his or her accumulated payroll deductions without interest, unless the employee elects to have those amounts applied to purchase shares on the next Purchase Date. In either event, such employee's interest in the Offering will be automatically terminated, and the employee will not be entitled to later elect to participate in such Offering. An employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the 2001 Purchase Plan.

Purchase of Stock

    By executing an agreement on or prior to an Offering Period to participate in the 2001 Purchase Plan, an eligible employee is entitled to purchase up to 25,000 shares of Common Stock in a single Offering Period under the 2001 Purchase Plan, hereafter referred to as a "Purchase Right". Each Purchase Right will be automatically exercised on the Purchase Date, and shares of Common Stock will accordingly be purchased on behalf of each participant on each such Purchase Date, at the Purchase Price. It is expected that each Purchase Right will consist of an option to purchase that number of shares of Common Stock determined by dividing the amount of compensation deferred by a participant during an Offering Period by 85% of either (a) the fair market value of a share of Common Stock on the first day of the Offering or (b) the Purchase Date, whichever is lowest. If the aggregate number of shares to be purchased upon exercise of Purchase Rights granted in the Offering would exceed the maximum aggregate number of shares available for issuance under the 2001 Purchase Plan, the Board will make a pro rata allocation of shares available on a uniform and nondiscriminatory basis.

    If the Plan Administrator so requests, the Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Termination of Employment

    Upon cessation of an employee's employment for any reason, including retirement, death or disability, or upon the failure of a participant to remain an eligible employee, Purchase Rights granted pursuant under any Offering Period pursuant to the 2001 Purchase Plan will terminate immediately and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

    Rights granted under the 2001 Purchase Plan are not transferable except by will or the laws of descent and distribution, and may be exercised only by the person to whom such rights are granted during his or her lifetime.

    Unless the Company has filed a Registration Statement on Form S-8 with respect to the 2001 Purchase Plan and maintains the effectiveness of such Registration Statement, any shares issued to employees under the terms of the 2001 Purchase Plan will be restricted stock that can only be resold by complying with the requirements of SEC Rule 144, including the Rule 144 holding period and volume restriction or another exemption available under the Securities Act. The stock certificates for the shares will bear legends reflecting this. It is the Company's intention to file a Registration Statement on Form S-8.

Effect of Certain Corporate Events

    If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, merger, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the number and class of shares subject to the 2001 Purchase Plan and to any Purchase Rights.

    The 2001 Purchase Plan defines a "Change in Control" of the Company as an occurrence of any of the following:

       (i) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company, becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

      (ii) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (ii) (singly or collectively, a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction will constitute a "Change in Control" under this subparagraph (ii) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (ii) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (ii), in substantially the same proportions in which such Beneficial Owners held voting stock in the Company immediately before such Transaction.

    If a Change in Control occurs, the Board may, in its sole discretion, provide that one or more of the following will occur: (1) each outstanding Purchase Right will automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each participant for the Offering Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a Purchase Price per share equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the date of the commencement of the Offering during which such Change in Control occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such Change in Control (the Company will use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and participants will, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights prior to the effective date of the Change in Control); (2) provide that all outstanding Purchase Rights will terminate effective the date of any Change in Control, or such other date as the Board may deem advisable, and all payroll deductions for the Offering Period in which such Change in Control occurs will be returned to each participant as soon as possible; (3) the surviving, continuing, successor, or purchasing corporation or parent corporation, thereof, as the case may be, may assume the Company's rights and obligations under the 2001 Purchase Plan; or (4) such other alternative the Board deems advisable and which is in accordance with the 2001 Purchase Plan and Section 423 of the Code.

Duration, Amendment and Termination

    The Board may alter, amend, suspend or discontinue the 2001 Purchase Plan at any time to become effective immediately following the close of an Offering Period. However, the Board may not, without the approval of the Company's stockholders, (i) increase the number of shares of Common Stock issuable under the 2001 Purchase Plan, except for permissible adjustments in the event of certain changes in the

Company's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the 2001 Purchase Plan or (iii) modify eligibility requirements for participation in the 2001 Purchase Plan.

Federal Income Tax Information

    General.  The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2001 Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. A participant recognizes no taxable income either as a result of commencing participation in the 2001 Purchase Plan or purchasing Common Stock under the terms of the 2001 Purchase Plan (but on purchasing shares may be required to recognize the discount between the fair market value of the shares and the Purchase Price as a preference for purposes of the Alternative Minimum Tax and, after 2002, may be subject to FICA tax on such discount). If a participant disposes of shares purchased under the 2001 Purchase Plan prior to the expiration of two years from the first day of the applicable Offering Period or prior to one year from the Purchase Date, known as a "disqualifying disposition," the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the Purchase Date exceeds the Purchase Price and may, for years after 2002, be subject to FICA taxes on this amount. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss, which will be long-term if the participant's holding period is more than 12 months. If the participant disposes of shares purchased under the 2001 Purchase Plan at least two years after the first day of the applicable Offering Period and at least one year after the Purchase Date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the Purchase Price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period and may, for years after 2002, be subject to FICA taxes on such amount. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the Purchase Price, there will be no ordinary income and any loss recognized will be a long-term capital loss. If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the Purchase Price or (ii) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death. The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

    Other Tax Consequences.  The foregoing discussion is intended to be a general summary only of the federal income tax aspects of Purchase Rights granted under the 2001 Purchase Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2001 Purchase Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP to perform the audit of the Company's financial statements for the year ending December 31, 2001, subject to ratification by the Company's stockholders at the Meeting. Arthur Andersen LLP served as the Company's Independent Auditors for the year ended December 31, 2000. Representatives of Arthur Andersen LLP will be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

    In connection with our change of ownership in January 2000, the Company engaged the accounting firm of Arthur Andersen LLP on May 5, 2000 to replace Deloitte & Touche LLP who was terminated effective May 5, 2000 as the Company's independent auditors. The Board of Directors approved this change in May 2000. The former independent auditor's reports on the Company's financial statements as of and for the fiscal years ended December 31, 1997 and 1998 did not contain an adverse opinion, a disclaimer of opinion, or any qualifications or modifications related to any uncertainty, or any limitation of audit scope or application of accounting principles. In 1997 and 1998, there were no disagreements with the Company's former independent auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company's consolidated financial statements up through May 5, 2000, the date of their termination, that if not resolved to the former independent auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

    If the selection of Arthur Andersen LLP is not ratified, or prior to the next annual meeting of stockholders, such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent certified public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting. The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the ratification of auditors. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for the purpose of determining whether this matter has been approved.

    THE BOARD OF DIRECTORS RECOMMENTS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE INDEPENDENT AUDITORS.

MANAGEMENT

Executive Officers

    The following table sets forth certain information with respect to the executive officers of the Company (ages are as of December 31, 2000):

Name	Age	Position
Malcolm J. Caraballo	45	President, Chief Executive Officer and Director
William T. Freeman	39	Executive Vice President and Chief Financial Officer
R.E. Hoover, Jr.	49	Executive Vice President-Business Development
Thomas R. Kritzer	46	Executive Vice President-Operations
Ronald N. Buswell	52	Senior Vice President-Wireless Products Business Development
Michael L. Gabitass	39	Vice President-Integrated Product Operations
Andrew J. Graven	38	Vice President-GaAs and Thin-Film Operations
Rainer N. Growitz	45	Vice President-Finance and Secretary
James A. Mravca	38	Senior Vice President-Fiber Optic Business Development

    For a biographical summary of Malcolm J. Caraballo, see "Election of Directors."

    William T. Freeman was appointed Executive Vice President and Chief Financial Officer in June 2000. Mr. Freeman is responsible for directing the Company's accounting, finance and information technology organizations. From November 1997 until June 2000, Mr. Freeman served as Chief Financial Officer of System One Services, an information technology staffing company, which was acquired by TMP Worldwide in April 2000. From 1988 through 1997, Mr. Freeman was employed by Danka Business Systems PLC as Treasurer from March 1992 through September 1996, and Chief Financial Officer from September 1996 through November 1997. Mr. Freeman received his Masters of Accounting from Florida State University and his B.S. in Accounting from the University of Kentucky. Mr. Freeman is a Certified Public Accountant in the State of Florida.

    R.E. Hoover, Jr. is Executive Vice President-Business Development. Mr. Hoover is responsible for all product line management, sales and marketing activities. These responsibilities include business development, account management, and sales channel management for all product lines. Mr. Hoover has been associated with the Company's commercial communications business since its inception in 1995. From 1995 to 1997, Mr. Hoover was director of telecommunications sales and responsible for the sales of telecommunications and microwave products. Following the Recapitalization Merger, Mr. Hoover was appointed Senior Vice-President, Worldwide Sales and Marketing. Mr. Hoover received a B.S. from California State University Long Beach.

    Thomas R. Kritzer was appointed Executive Vice President-Operations in March 2001. Mr. Kritzer is responsible for the design and manufacturing operations at both the River Oaks and Milpitas facilities of the Company. Prior to this assignment, he was the Senior Vice President-Semiconductor Products and he was responsible for the semiconductor product lines and advanced technology development. Mr. Kritzer earned a B.A. in Physics from the University of North Carolina, Chapel Hill and an M.S. in Physics from Purdue University.

    Ronald N. Buswell is Senior Vice President-Wireless Products Business Development. In his current position he manages the mobile infrastructure products used in base-stations and fixed wireless access products including headend and customer premise equipment. Previously, as Vice President, Integrated Products, Mr. Buswell was responsible for the fiber and wireless communications business units. These products included assemblies for fiber optic networks, customer premise equipment for fixed wireless access networks, assemblies for personal communications services base stations and repeaters for both PCS and cellular networks. From 1997 through 1999, Mr. Buswell was director of original equipment manufacturer products and was responsible for RF integrated assemblies for wireless communications. In this position, he focused on expanding business opportunities with several key customers and directed design engineering and new product development activities. During 1995 and 1996, Mr. Buswell, as manager of integrated assembly marketing, was responsible for product marketing for WJ Communications' initial wireless communications business. As the Company developed products for the wireless market, he assumed additional responsibility for product line management. Mr. Buswell received a B.S.E.E. from Michigan Technological University and M.S.E.E. from the University of Michigan.

    Michael L. Gabitass was appointed Vice President-Integrated Product Operations following the Recapitalization Merger. Mr. Gabitass is responsible for the manufacturing of surface mount technology and thin-film hybrid integrated subsystem products. He is also responsible for supply chain management. Mr. Gabitass has been with WJ Communications since 1988, and was responsible for establishing the Company's first high volume integrated subsystem-manufacturing line. Mr. Gabitass has also served as a technical staff member and project manager. Mr. Gabitass received a B.S. in Electrical Engineering from the University of California, Los Angeles.

    Andrew J. Graven was appointed Vice President-GaAs and Thin-Film Operations following the Recapitalization Merger. Mr. Graven is responsible for the manufacturing of gallium arsenide and thin-film products. From 1997 to 1999, he was responsible for gallium arsenide and thin-film product line management. Mr. Graven joined WJ Communications in 1985. From 1985 to 1997, Mr. Graven held a variety of both technical and managerial positions for product design, technology development, process engineering management and hybrid module manufacturing management. Mr. Graven received his B.S. and M.S.E.E. from Santa Clara University. He holds a patent for work related to the development of an electro static chuck for high density plasma semiconductor manufacturing.

    Rainer N. Growitz was appointed Vice President-Finance and Secretary following the Recapitalization Merger. Mr. Growitz is responsible for corporate financial planning, forecasting and management for WJ Communications. From 1997 until January 2000, Mr. Growitz served as Director of Finance. Mr. Growitz joined WJ Communications in 1978 and held a variety of finance, contracts and managerial positions. Mr. Growitz received a B.S. in Accounting from San Jose State University.

    James A. Mravca was appointed Senior Vice President-Fiber Optic Business Development following the Recapitalization Merger. Mr. Mravca is responsible for fiber optic communications business. Products developed and manufactured include system clocks, optical modulator drivers, narrow band amplifiers, wideband amplifiers, and clock data recovery circuits. From 1999 through 2000, Mr. Mravca was the Vice President of Advanced Technology. In this position he expanded the business in wireless infrastructure and basestation diagnostic equipment. From 1996 through 1999, Mr. Mravca was director of advanced development. Mr. Mravca joined WJ Communications in 1984. Mr. Mravca received a B.S. in Electrical Engineering from the University of Illinois at Urbana-Champaign, and an M.S. in Engineering Management from Stanford University.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

    The following table lists, as of February 28, 2001, information as to the beneficial ownership of Common Stock by (i) each of the Company's directors and director-nominees, (ii) each executive officer of the Company for whom information is given in the Summary Compensation Table under "Compensation of Executive Officers" below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)
Fox Paine Capital, LLC (3)	38,297,868	69.2%
Fox Paine Capital Fund, L.P. (3)	35,080,129	63.4%
FPC Investors, L.P. (3)	520,524	*
W. Dexter Paine, III (3)	38,299,631	69.2%
Saul A. Fox (3)	38,299,243	69.2%
Jason B. Hurwitz (3)	38,299,243	69.2%
Wray T. Thorn (3)	38,299,631	69.2%
James R. Kroner (3)	38,299,243	69.2%
Charles E. Robinson (4)	29,694	*
J. Thomas Bentley	388	*
Christopher B. Paisley	4,888	*
The Watkins Trust	3,600,000	6.5%
Dean A. Watkins (5)	3,600,000	6.5%
W. Keith Kennedy, Jr.	—	—
Malcolm J. Caraballo (6)	2,016,687	3.6%
Thomas R. Kritzer (7)	781,352	1.4%
R.E. Hoover, Jr. (8)	245,259	*
Ronald N. Buswell (9)	226,313	*
Rainer N. Growitz (10)	189,478	*
*All directors and executive officers as a group (17 persons) (11)	42,371,696	73.8%

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.

(2)
Unless otherwise noted, each person has voting and investment power, with respect to all such shares. Based on 55,349,240 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Fox Paine Capital, LLC ("Fox Paine Capital") is General Partner or Manager of Fox Paine Capital Fund, L.P. ("Fox Paine Capital Fund"), FPC Investors, L.P., WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund II, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC and possesses voting and investment power over all shares of Common Stock held by each of these entities. As of February 28, 2001, Fox Paine Capital Fund owns 35,080,129 shares of Common Stock, or 63.4% of the outstanding Common Stock of the Company. Fox Paine Capital is not the record owner of any shares of Common Stock. Messrs. Fox and Paine are members of Fox Paine Capital and share voting power of Fox Paine Capital. Mr. Kroner is a managing director and Messrs. Hurwitz and Thorn are directors of Fox Paine Capital. None of the shares of Common Stock shown as beneficially owned by Messrs. Paine, Fox, Hurwitz, Thorn and Kroner are owned of record by these individuals, except for 1,763, 1,375, 1,375, 1,763 and 1,375 shares of Common Stock beneficially owned by each of them, respectively. Each of Messrs. Paine, Fox, Hurwitz, Thorn and Kroner disclaims beneficial ownership of the shares of Common Stock owned by the entities of which Fox Paine Capital is General Partner or Manager, except to the extent of his pecuniary interest in those shares. The address of Fox Paine Capital, Fox Paine Capital Fund, FPC Investors, L.P. and Messrs. Fox, Paine, Kroner, Hurwitz and Thorn is c/o Fox Paine & Company, LLC, 950 Tower Lane, Suite 1950, Foster City, CA 94404.

(4)
The address of Mr. Robinson is c/o Alaska Communications Systems Group, Inc., 510 L. Street, Suite 500, Anchorage, Alaska 99501. Represents 4,694 shares held of record by Mr. Robinson and 25,000 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.

(5)
Mr. Watkins is co-trustee of the Watkins Trust.

(6)
Represents 1,108,296 shares held of record by Mr. Caraballo and 908,391 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.

(7)
Represents 384,072 shares held of record by Mr. Kritzer and 397,280 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.

(8)
Represents 78,391 shares held of record by Mr. Hoover and 166,868 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.

(9)
Represents 100,806 shares held of record by Mr. Buswell and 125,507 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.

(10)
Represents 61,414 shares held of record by Mr. Growitz and 128,064 shares issuable upon exercise of options which are currently exercisable at $1.37 per share.

(11)
Represents shares deemed to be beneficially owned by Messrs. Paine, Fox, Hurwitz, Thorn and Kroner as a result of their relationships with and to Fox Paine Capital. Excluding such shares, all directors and executive officers as a group beneficially own 1,982,358 shares held of record and 2,091,470 shares issuable under currently exercisable options.

COMPENSATION OF EXECUTIVE OFFICERS

    Summary Compensation Table.  The following table sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended December 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000 (the "Named Officers").

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation(2)	Securities Underlying Options	All Other Compensation ($)(3)
Former Management
W. Keith Kennedy (4) President and Chief Executive Officer	2000 1999 1998	48,152 463,646 481,442	— 510,144 —	— — 25,047	— — 1,800,000	3,440,846 6,400 6,400
Current Management
Malcolm J. Caraballo President and Chief Executive Officer	2000 1999 1998	274,293 253,347 235,154	577,230 358,629 190,944	— — 11,021	2,159,891 750,000 480,000	4,800 6,400 6,400
Thomas R. Kritzer Executive Vice President- Operations	2000 1999 1998	198,134 174,903 159,229	354,844 99,662 179,369	— — 2,496	1,282,779 600,000 —	4,500 6,400 6,392
R.E. Hoover, Jr. Executive Vice President- Business Development	2000 1999 1998	198,085 174,901 157,920	384,850 109,677 132,028	— — —	1,052,367 600,000 —	4,500 6,400 6,379
Ronald N. Buswell Senior Vice President- Wireless Products Business Development	2000 1999 1998	162,840 143,600 137,250	127,305 13,987 33,828	— — —	369,507 — —	4,500 5,744 5,334
Rainer N. Growitz Vice President-Finance and Secretary	2000 1999 1998	145,345 100,200 93,875	136,657 9,759 21,670	— — —	368,064 — —	2,802 4,008 3,755

(1)
Bonuses paid in 2000 for each of the Named Officers consist of the following: (1) for Mr. Caraballo, $172,150 represents a performance bonus and $405,080 is principally a retention bonus for continued employment with the Company on February 1, 2000; (2) for Mr. Kritzer, $73,073 represents a performance bonus and $281,771 is principally a retention bonus for continued employment with the Company on February 1, 2000; (3) for Mr. Hoover, $73,073 represents a performance bonus, $30,000 represents forgiveness of indebtedness, and $281,777 is principally a retention bonus for continued employment with the Company on February 1, 2000; (4) for Mr. Buswell, $61,685 represents a performance bonus and $65,620 is principally a retention bonus for continued employment with the Company on February 1, 2000; and (5) for Mr. Growitz, $54,757 represents a performance bonus and $81,900 is principally a retention bonus for continued employment with the Company on February 1, 2000.

(2)
Represents the interest accrued on salary electively deferred in accordance with the Top Management Deferred Compensation Plan, which was terminated in 1998.

(3)
Mr. Kennedy received $3,440,292 on January 31, 2000 as severance in connection with the Recapitalization Merger. All other amounts for fiscal 2000 consist of matching contributions to the 401(k) portion of the Employee's Investment Plan, and for prior years, represents matching contributions to the 401(k) portion of the Employee's Investment Plan and contributions to the Employee Stock Ownership Plan, which was terminated prior to the Recapitalization Merger on January 31, 2000.

(4)
Mr. Kennedy resigned upon completion of the Recapitalization Merger on January 31, 2000. All of his stock options were canceled in exchange for a cash payment made upon his resignation.

    Option/SAR Grants in Last Fiscal Year.  The following table sets forth grants of options to purchase shares of Common Stock during the fiscal year ended December 31, 2000 to each of the Named Officers.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
		Percent Of Total Options Granted to Employees In Fiscal Year (c)
	Number of Securities Underlying Options Granted (#) (b)		Exercise Of Base Price ($/Sh) (d)
Name (a)				Expiration Date (e)	5% ($) (f)	10% ($) (g)
Former Management
W. Keith Kennedy President and Chief Executive Officer	—	—	—	—	—	—
Current Management
Malcolm J. Caraballo President and Chief Executive Officer	2,159,891	14.3%	1.37	01/10	1,862,000	4,719,000
Thomas R. Kritzer Executive Vice President- Operations	1,282,779	8.5%	1.37	01/10	1,106,000	2,803,000
R.E. Hoover, Jr. Executive Vice President- Business Development	1,052,367	7.0%	1.37	01/10	907,000	2,299,000
Ronald N. Buswell Senior Vice President-Wireless Products Business Development	369,507	2.5%	1.37	01/10	319,000	807,000
Rainer N. Growitz Vice President-Finance and Secretary	368,064	2.4%	1.37	01/10	317,000	804,000

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values.  The following table sets forth information with respect to the Named Officers concerning option exercises for the fiscal year ended December 31, 2000, and exercisable and unexercisable options held as of December 31, 2000:

Name	Shares Acquired On Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)(1) Exercisable/Unexercisable
Former Management
W. Keith Kennedy (1) President and Chief Executive Officer	—	—	—	—
Current Management
Malcolm J. Caraballo (2) President and Chief Executive Officer	—	—	908,391/1,251,500	$11,699,300/$16,118,300
Thomas R. Kritzer (3) Executive Vice President-Operations	—	—	397,280/885,500	$5,116,600/$11,404,500
R.E. Hoover, Jr. (4) Executive Vice President-Business Development	—	—	166,868/885,500	$2,149,100/$11,404,500
Ronald N. Buswell (5) Senior Vice President-Wireless Products Business Development	—	—	125,507/244,000	$1,616,400/$3,142,500
Rainer N. Growitz Vice President-Finance and Secretary	—	—	128,064/240,000	$1,649,400/$3,091,000

(1)
Mr. Kennedy resigned upon completion of the Company's recapitalization merger on January 31, 2000. All of his stock options were canceled in exchange for a cash payment made upon his resignation in an amount equal to the number of canceled options multiplied by the difference of $1.3708 (or $41.125 per pre-split share as the Common Stock was then constituted) and the exercise price of the options. Mr. Kennedy received $3,262,545 in exchange for the cancellation of his stock options.

(2)
Mr. Caraballo was appointed President and Chief Executive Officer upon completion of the Company's recapitalization merger on January 31, 2000. At that time, Mr. Caraballo's previously outstanding options were canceled in exchange for a cash payment equal to $1,824,838, which is the number of canceled options multiplied by the difference between $1.3708 (or $41.125 per pre-split share as the Common Stock was then constituted) and the exercise of price of the options.

(3)
Mr. Kritzer was appointed Senior Vice President-Semiconductor Products upon completion of the Company's recapitalization merger on January 31, 2000. At that time, Mr. Kritzer's previously outstanding options were canceled in exchange for a cash payment equal to $820,750, which is the number of canceled options multiplied by the difference between $1.3708 (or $41.125 per pre-split share as the Common Stock was then constituted) and the exercise of price of the options. Also at that time, Mr. Kritzer's stock appreciation rights were canceled in exchange for a cash payment equal to $14,000.

(4)
Mr. Hoover was appointed Senior Vice President-Worldwide Sales and Marketing upon completion of the Company's recapitalization merger on January 31, 2000. At that time, Mr. Hoover's previously outstanding options were canceled in exchange for a cash payment equal to $588,250, which is the number of canceled options multiplied by the difference between $1.3708 (or $41.125 per pre-split share as the Common Stock was then constituted) and the exercise price of the options. Also at that time, Mr. Hoover's stock appreciation rights were canceled in exchange for a cash payment equal to $14,000.

(5)
Mr. Buswell was appointed Vice President-Integrated Products upon completion of the Company's recapitalization merger on January 31, 2000. At that time, Mr. Buswell's previously outstanding options were canceled in exchange for a cash payment equal to $73,500, which is the number of canceled options multiplied by the difference between $1.3708 (or $41.125 per pre-split share as the Common Stock was then constituted) and the exercise price of the options. Also at that time, Mr. Buswell's stock appreciation rights were canceled in exchange for a cash payment equal to $31,493.

Employment Contracts, Termination of Employment and Change in Control Arrangements.

    Employment Agreement with Malcolm J. Caraballo.  Under the employment agreement between the Company and Malcolm J. Caraballo, effective as of January 31, 2000, Mr. Caraballo is employed to serve as the Company's Chief Executive Officer and President for a three-year period with automatic one-year extensions, unless either the Company or Mr. Caraballo gives no less than 90 days advance written notice of an intention not to extend the term. Mr. Caraballo's initial annual base salary is $275,000, which may be increased in the years following the first year of employment, but may not be decreased. Mr. Caraballo is eligible for an annual bonus with a target bonus equal to 60% of his annual base salary for each fiscal year if the Company meets business targets determined by it in good faith. Mr. Caraballo's employment agreement also provides for other customary benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement and vacation in accordance with the Company's top management vacation policy.

    Under Mr. Caraballo's employment agreement, if his employment is terminated by him for good reason or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, Mr. Caraballo is entitled to receive:

  •
  150% of his annual base salary over the 18-month period immediately following such termination of employment; plus

  •
  for a one-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

    Alternatively, if his employment is terminated within three months following a change of control, Mr. Caraballo is entitled to receive:

  •
  299% of his annual base salary over the 36-month period immediately following such termination of employment; plus

  •
  for a three-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

    Mr. Caraballo's employment agreement also provides that during the 12-month period following any termination of his employment, Mr. Caraballo will not directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity:

  •
  hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior three months had been, an employee of the Company, whether or not for compensation and whether or not as an officer, consultant, adviser, independent sales representative, independent contractor or participant; or

  •
  contact, solicit, service or otherwise have any dealings related to the sale, manufacture, distribution, marketing or provision of products, components, equipment, hardware, other technology or services of any sort in the wireless communications industry or any other industry or business or prospective industry or business in which the Company participates or is contemplating participating in as of such termination in employment, with any person or entity with whom the Company has a current or known prospective business relationship or who is or was at the time of his employment with the Company, including any predecessor or successor entity a customer, vendor or client of the Company, or a known prospective customer, vendor or client, in each case such activity by Mr. Caraballo does or could reasonably be expected to have a material adverse effect on the relationship between the Company and any such third party.

    The employment agreement with Mr. Caraballo also provides for the protection of the Company's confidential information and for the ownership by the Company or the assignment to us of any employment-related inventions of Mr. Caraballo.

    Employment Agreements with Thomas R. Kritzer, Ralph E. Hoover, Jr. and Rainer N. Growitz.  On January 31, 2000, the Company entered into employment agreements with Thomas R. Kritzer, Ralph E. Hoover, Jr. and Rainer N. Growitz. These agreements employ Messrs. Kritzer, Hoover and Growitz to the executive offices set forth under "Management—Executive Officers," and are substantially similar to that of Mr. Caraballo, except as follows:

  •
  Messrs. Kritzer and Hoover will each receive an initial annual base salary of $200,200; Mr. Growitz will receive an initial base salary of $150,020;

  •
  Messrs. Kritzer, Hoover and Growitz are each eligible for an annual bonus with a target bonus equal to 35% of his annual base salary for each fiscal year if the Company meets specific business targets;

  •
  the severance benefit payable to each of Messrs. Kritzer, Hoover and Growitz upon the termination of their respective employment by them for good reason, or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, is an amount equal to his annual base salary payable over the twelve-month period immediately following such termination; and

  •
  the severance benefit payable to each of Messrs. Kritzer, Hoover and Growitz upon the termination of their employment within three months following a change of control is an amount equal to 150% of his annual base salary payable over the 12-month period immediately following such termination.

Compensation Committee Interlocks and Insider Participation.

    Messrs. Paine, Robinson, and Thorn served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended December 31, 2000. None of these individuals was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2000, or ever has been an officer of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS

Recapitalization Merger

    On January 31, 2000, Fox Paine Capital Fund, an investment fund managed by Fox Paine & Company, LLC ("Fox Paine & Company" or "Fox Paine"), became the controlling stockholder of the Company. Fox Paine Capital Fund acquired its controlling position in an all cash merger between FP-WJ Acquisition Corp. and the Company, then called Watkins-Johnson Company (the "Recapitalization Merger"), whereby Fox Paine Capital Fund and its co-investors paid a total of approximately $50.8 million for approximately 91.1% of the Common Stock of the Company (or $41.125 per pre-split share as the Common Stock was then constituted). Messrs. Fox, Paine, Kroner, Hurwitz and Thorn are affiliated with Fox Paine. See "Election of Directors" and "Principal Stockholders and Security Ownership of Management."

Management Agreement

    On January 31, 2000, as part of the Recapitalization Merger, the Company entered into a management agreement with Fox Paine & Company. Under that agreement, the Company paid Fox Paine an aggregate of $3.5 million for assisting the Company in obtaining debt financing and advisory services. In addition, the Company agreed to pay Fox Paine a management fee of $110,000 for the year ended December 31, 2000 and, for each subsequent year, a fee in the amount of 1% of the Company's net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. The Company believes the fee represents fair value for the services rendered by Fox Paine to the Company. In exchange for its management fee, Fox Paine assists the Company with its strategic planning, budgets and financial projections and helps the Company identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on behalf of the Company and consults with the Company on various matters including tax planning and public relations strategies, economic and industry trends and executive compensation.

    Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of Common Stock or are no longer represented on the Board of Directors. The management agreement with the Company is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine's affiliates. In connection with this agreement, the Company has agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for the Company. The Company has also agreed to reimburse Fox Paine for its expenses incurred in providing these services.

Shareholders' Agreement

    On January 31, 2000, the Company entered into a shareholders' agreement with Fox Paine Capital Fund, investors affiliated with Fox Paine Capital Fund and several non-fund investors, including co-investors, the Watkins Trust and certain employees of the Company. Under the shareholders' agreement, subject to limited exceptions,

  •
  Fox Paine Capital Fund and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of Common Stock;

  •
  The Watkins Trust may make one demand for registration under the Securities Act of its shares of Common Stock; and

  •
  In the event the Company registers any of its equity securities under the Securities Act, or shares of Common Stock of Fox Paine Capital Fund or the Watkins Trust pursuant to a demand registration, each of the Company's other stockholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of Common Stock in the registration.

    In the event that either Fox Paine Capital Fund and its affiliates or the Watkins Trust makes a demand for registration, the Company has agreed to pay all expenses related to that registration. The Company has also agreed to indemnify Fox Paine Capital Fund and the Watkins Trust against various liabilities associated with such registration.

    The shareholders' agreement also provides that the Company's stockholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund owns shares of Common Stock Fox Paine Capital Fund will be represented on the Board of Directors.

Transactions Related to the Recapitalization Merger

    In connection with the Recapitalization Merger, Alliant Partners, of which J. Thomas Bentley, one of the directors of the Company, is a partner, received a $1.0 million financial advisor fee from the Company.

Other Transactions

    In connection with the sale of the Company's Series A Preferred Stock in private placements, the Company and Fox Paine entered into Co-Sale and Redemption Agreements with the Series A Preferred investors which, with limited exceptions, entitle these investors to participate pro rata and on the same terms as Fox Paine in private sales by Fox Paine of 10% or more of the shares of Common Stock. In the event the Company were to redeem any shares held by Fox Paine, these investors are entitled to participate pro rata in that redemption.

    On July 7, 2000, the Company loaned William T. Freeman, the Chief Financial Officer of the Company, $250,000 pursuant to a promissory note executed by Mr. Freeman for the purchase from the Company by Mr. Freeman of 25,000 shares (on a pre-split basis) of the Company's Common Stock at $10.00 per share. Interest on the note was at 6.53% per annum and principal and interest was due and payable by Mr. Freeman by December 31, 2000, which Mr. Freeman paid in full on or before such date. In addition, the Company has also committed to loan Mr. Freeman up to $350,000, as amended, pursuant to an employment agreement with Mr. Freeman dated June 26, 2000, to facilitate his move to the Silicon Valley area. The principal amount of such loan will be forgiven under certain circumstances in equal amounts over five years following the date on which the loan is made. As of December 31, 2000, the Company had not made such loan to Mr. Freeman.

THE COMPENSATION COMMITTEE REPORT

    The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

    The Compensation Committee of the Board of Directors currently consists of Messrs. Paine, Robinson and Thorn, all of whom are non-employee directors of the Company. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. It also administers the Company's stock incentive plan.

Compensation Policies

    The Company's executive compensation program is designed to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of stockholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the highly competitive broadband communications marketplace. For the fiscal year ended December 31, 2000, the Company's executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives and long-term incentive opportunities through stock option grants.

Base Salary

    The Company has entered into employment agreements with Chief Executive Officer (the "CEO") and the current named executive officers (the "Executive Officers"). Base salary levels for the CEO and the other Executive Officers are generally intended to compensate executives at salary levels of comparable high-technology companies which place an emphasis on long-term compensation incentives such as stock options. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries for executives are reviewed annually by the Compensation Committee. The actual base salaries to the CEO and the Executive Officers in fiscal 2000 are set forth in the Salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives

    Annual cash bonuses tied to the Company's performance are a component of executive compensation and are designed to motivate the executive to focus on the Company's performance for the fiscal year. The employment agreements of the CEO and the Executive Officers provide for annual performance based bonus payments up to a certain percentage of base salary if the Company meets certain business targets. The actual bonuses paid to the CEO and the Executive Officers for fiscal 2000 are set forth in the Bonus column of the Summary Compensation Table.

Long-Term Incentives

    Long-term incentives are provided to the CEO and the Executive Officers through stock option grants which have value to executives only through stock appreciation over time. Grants to the CEO and the Executive Officers of stock options are an important component of the Company's compensation mechanism and are designed to motivate the executive to manage the Company from the perspective of an owner of the Company. The actual number of stock options granted to the CEO and the Executive Officers in fiscal 2000 are set forth in the Option/SAR Grants in Last Fiscal Year table.

CEO Compensation

    Malcolm J. Caraballo is President, CEO and a member of the Board of Directors. The Compensation Committee reviews Mr. Caraballo's compensation annually using the same criteria and policies described above as are employed for other executive officers. Mr. Caraballo's compensation was initially determined in part by the terms of an employment agreement entered into in January 2000. However, the Compensation Committee retains the discretion to increase Mr. Caraballo's compensation to levels above those provided in the employment agreement.

Executive Compensation Tax Deductibility

    The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's Executive Officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Executive Officers, unless compensation is solely performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

                      COMPENSATION COMMITTEE

                      W. Dexter Paine, III
                      Charles E. Robinson
                      Wray T. Thorn

THE AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

    In accordance with its written charter, a copy of which is attached as Appendix A to the proxy statement, the Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting process and the quality of its internal and external audit process.

Review with Management

    The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000, and the notes thereto. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Accountants

    The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has

discussed with Arthur Andersen LLP their independence from the Company. The Audit Committee has considered the provision of services by Arthur Andersen LLP covered in Audit Fees and Financial Information systems Design and Implementation Fees below and has determined that such services are compatible with maintaining their independence from the Company.

Conclusion

    Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                      SUBMITTED BY AUDIT COMMITTEE OF
                      THE BOARD OF DIRECTORS

                      J. Thomas Bentley
                      Christopher B. Paisley
                      Wray T. Thorn

AUDIT AND RELATED FEES

Audit Fees

    The aggregate fees billed by Arthur Andersen LLP for professional services for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 was $132,500 and for the review of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 was $27,500.

Financial Information Systems Design and Implementation Fees

    There were no fees billed by Arthur Andersen LLP to the Company for directly or indirectly operating, or supervising the operation of, the Company's information system, managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees

    The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2000 were $1,798,000, which fees predominantly represented services of Arthur Andersen LLP in connection with the Company's initial public offering and due diligence and structuring assistance as part of the merger recapitilzation transaction. The Audit Committee has determined that the provision of services covered under this category was compatible with maintaining Arthur Andersen LLP's independence.

STOCK PRICE PERFORMANCE

    The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Nasdaq Telecommunications Index. The graph assumes the investment of $100 on August 18, 2000, the date of the Company's initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $16.00 per share of the Common Stock. The performance shown is not necessarily indicative of future performance.

Total Return to Stockholders
(Dividends reinvested monthly)

		Months Ending
	Base Period 18Aug00
Company/Index		Aug00	Sep00	Oct00	Nov00	Dec00
WJ COMMUNICATIONS INC	100	173.35	108.82	44.12	38.79	41.91
NASDAQ US INDEX	100	107.19	93.26	85.58	65.98	62.44
NASDAQ TELECOM INDEX	100	103.43	91.20	79.66	58.00	58.14

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

    For the fiscal year ended December 31, 2000, the Company believes, based solely on a review of Forms 3, 4 and 5 (including amendments) with which it has been furnished, that all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to the Company were timely made, except that Mr. Caraballo failed to file one report covering one transaction on a timely basis.

Stockholder Proposals for the Next Annual Meeting

    Proposals intended to be submitted to the Company for presentation at its next annual meeting to be held in 2002 must be received by the Company at its principal executive offices shown on the first page of this Proxy Statement no later than December 28, 2001, in order to be included in the proxy materials for the 2002 meeting.

Matters Not Determined at Time of Solicitation

    The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the Stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2000 Annual Report

    On March 29, 2001, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Copies of the 2000 Form 10-K may be obtained without charge by writing to: WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134; Attention: Investor Relations.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Rainer N. Growitz
                       Secretary

San Jose, California
April 27, 2001

Appendix A

Audit Committee Charter

WJ Communications, Inc.

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

    The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Executive Committee.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall make regular reports to the Board.

    The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8. Approve the fees to be paid to the independent auditor.

     9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

    10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

    11. Review the appointment and replacement of the senior internal auditing executive.

    12. Review the significant reports to management prepared by the internal auditing department and management's responses.

A-1

    13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

    14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

    15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

    16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

  •
  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

  •
  Any changes required in the planned scope of the internal audit.

  •
  The internal audit department responsibilities, budget and staffing.

    18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

    20. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

A-2

Appendix B
WJ COMMUNICATIONS, INC. 2001
EMPLOYEE STOCK PURCHASE PLAN

I.
PURPOSE OF THE PLAN

    This Employee Stock Purchase Plan is intended to promote the interests of WJ Communications, Inc. and its stockholders by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

    Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.
ADMINISTRATION OF THE PLAN

    A.  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and any form of agreement or other document employed by the Corporation in the administration of the Plan in a manner consistent with the requirements of Code Section 423. The Plan Administrator shall determine all of the relevant terms and conditions of purchase rights granted under the Plan; provided, however, that all Participants granted purchase rights shall have the same rights and privileges within the meaning of Code Section 423(b)(5). Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

    B.  The Plan Administrator may, consistent with the Plan and Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations or adjustments as deemed advisable by the Plan Administrator, in its discretion, for the proper administration of the Plan.

III.
STOCK SUBJECT TO PLAN

    A.  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed One Million Five Hundred Thousand (1,500,000) shares. If any outstanding purchase right for any reason expires or is terminated or canceled, the Common Stock allocable to the unexercised portion of that purchase right shall again be available for issuance under the Plan.

    B.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in the aggregate on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the purchase price be decreased to an amount less than par value; if any, of the Common Stock subject to the purchase right.

    C.  If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation or a successor entity, or for other property (including without limitation, cash), through reorganization, merger, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which purchase rights may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to purchase rights that have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding purchase rights will be made without change in the aggregate purchase price applicable to the unexercised portion of the purchase rights but with a corresponding adjustment in the price for each share or other unit of any security covered by the purchase right. Where an adjustment under this Section is made, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

    D.  The adjustments determined by the Plan Administrator pursuant to this Article shall be final, binding and conclusive.

IV.
OFFERING PERIODS

    A.  Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

    B.  Each offering period shall be of approximately six (6) months duration or such other duration as the Plan Administrator may determine. The initial offering period shall commence at the Effective Time and terminate on the last payroll on or before October 31, 2001. The next offering period shall commence on the first payroll day on or after November 1, 2001 and terminate on the last payroll day on or prior to April 30, 2002. Subsequent offering periods shall commence as designated by the Plan Administrator; provided, however, that no offering period may have a duration exceeding twenty-seven (27) months.

V.
ELIGIBILITY AND PARTICIPATION

    A.  Each individual who is an Eligible Employee on the first day of any offering period under the Plan may enter that offering period on such date, provided he or she (1) remains an Eligible Employee, (2) completes the forms prescribed by the Plan Administrator, and (3) files such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

    B.  A Participant shall automatically participate in the next offering period commencing immediately after the Purchase Date of each offering period in which the Participant participates provided that the Participant remains an Eligible Employee on the first day of the new offering period and has not either (a) withdrawn from the Plan pursuant to Article VII.7.(i), or (b) terminated employment with a Participating Corporation. A Participant who may automatically participate in a subsequent offering period, as provided in this section, is not required to deliver any additional forms to the Plan Administrator for the subsequent offering period in accordance with the procedures set forth in Article V.A. However, a Participant may deliver a new enrollment/change form for a subsequent offering period, in accordance with the procedures set forth in Article VI if the Participant desires to change any elections contained in the Participant's then effective enrollment/change form.

    C.  Each individual who first becomes an Eligible Employee after the first day of an offering period may not enter that offering period, but may enter the next offering period, provided he or she (1) remains an Eligible Employee, (2) completes the forms prescribed by the Plan Administrator, and (3) files such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.
PAYROLL DEDUCTIONS

    A.  The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Total Compensation paid to the Participant during such offering period, up to a maximum of fifteen percent (15%); provided that, the amount of Participant's deferral may not exceed Ten Thousand Six Hundred Twenty-Five Dollars ($10,625.00) per offering period. Except that for the initial offering period, the amount of Participant's deferral may not exceed Seventeen Thousand Five Hundred Dollars ($17,500.00). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent the Participant makes a new election to change such rate. The number of times a Participant may, during any offering period, elect to reduce or increase his or her rate of payroll deduction shall be one time during any one offering period.

    B.  Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

    C.  The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date of a different offering period.

    D.  The Participant's payroll deductions shall cease during military leave or other approved leave of absence.

VII.
PURCHASE RIGHTS

    A.  GRANT OF PURCHASE RIGHT.  A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date of the offering period, upon the terms set forth below. If the Plan Administrator so requests, the Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

    Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate, as determined in accordance with Code Section 423(b).

    B.  EXERCISE OF THE PURCHASE RIGHT.  Each purchase right shall be automatically exercised on the Purchase Date of the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the offering period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

    Shares of Common Stock acquired pursuant to the exercise of purchase right may be paid only by means of payroll deductions from the Participant's Total Compensation accumulated during an offering period for which such purchase right was granted.

    C.  PURCHASE PRICE.  The purchase price at which each share of Common Stock may be acquired in an offering period upon the exercise of any or all outstanding purchase rights shall be established by the Plan Administrator; provided, however, that the purchase price shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. Unless otherwise provided by the Plan Administrator prior to the commencement of an offering period, the purchase price per share at which Common Stock will be purchased on the Participant's behalf on the Purchase Date of an offering period shall be equal to eighty-five percent (85%)

of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

    D.  NUMBER OF PURCHASABLE SHARES.  The number of shares of Common Stock purchasable by a Participant on the Purchase Date of an offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the offering period ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date; provided that, the Participant may not purchase more than 25,000 shares of Common Stock.

    E.  EXCESS PAYROLL DEDUCTIONS.  Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date.

    F.  TERMINATION OF PURCHASE RIGHT.  The following provisions shall govern the termination of outstanding purchase rights:

       (i) A Participant may, at any time prior to the Purchase Date of an offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the offering period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

      (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

      (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the offering period in which the purchase right so terminates shall be immediately refunded.

    G.  CHANGE IN CONTROL.  The Board may, in its sole discretion, provide that in the event of a Change in Control one or more of the following will occur: (1) each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the offering period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control (the Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control); (2) provide that all outstanding purchase rights shall terminate effective the date of any Change in Control, or such other date as the Plan Administrator may deem advisable, and all payroll deductions for the offering period in which such Change in Control occurs shall be returned to each Participant as soon as possible; (3) the surviving, continuing, successor, or purchasing corporation or parent corporation, thereof, as the case may be, may assume the Corporation's rights and obligations under the Plan; or (4) such other alternative the Board deems advisable and which is in accordance with the Plan and Code Section 423.

    H.  PRORATION OF PURCHASE RIGHTS.  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

    I.  ASSIGNABILITY.  The purchase right shall be exercisable only by the Participant during the Participant's lifetime, and shall not be assignable or transferable by the Participant other than by the laws of descent and distribution.

    J.  STOCKHOLDER RIGHTS.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.
ACCRUAL LIMITATIONS

    A.  No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

    B.  For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

       (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date of an offering period on which such right remains outstanding.

      (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

    C.  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Date, then the payroll deductions which the Participant made during that offering period with respect to such purchase right shall be promptly refunded.

    D.  In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.
EFFECTIVE DATE AND TERM OF THE PLAN

    A.  The Plan was adopted by the Board on February 13, 2001 and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange or the Nasdaq National Market on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

    B.  Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised or terminate in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan, following such termination.

X.
AMENDMENT OF THE PLAN

    The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any offering period. However, the Board may not, without the approval of the Corporation's stockholders, (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify eligibility requirements for participation in the Plan.

XI.
GENERAL PROVISIONS

    A.  The Corporation shall pay all costs and expenses incurred in the administration of the Plan; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

    B.  Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

    C.  The laws of the State of Delaware shall govern the provisions of the Plan without resort to that State's conflict-of-laws rules.

    D.  The Corporation and each Participating Corporation shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable federal, state, local, employment or other tax withholding requirements, and the Corporation's obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Corporation and each Participating Employer shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the Participant, or to require the Participant to pay to the Corporation or the Participating Corporation the amount of any taxes which the Corporation or the Participating Corporation may be required to withhold with respect to such shares. In this connection, the Plan Administrator may require the Participant to notify the Plan Administrator, the Corporation, or a Participating Corporation before the Participant sells or otherwise disposes of any shares acquired under the Plan.

APPENDIX
TO WJ COMMUNICATIONS, INC. 2001
EMPLOYEE STOCK PURCHASE PLAN

    The following definitions shall be in effect under the Plan:

    A.  BOARD shall mean the Corporation's Board of Directors.

    B.  TOTAL COMPENSATION shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments. Such Total Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Total Compensation shall NOT include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established.

    C.  CHANGE IN CONTROL shall mean the occurrence of any of the following:

       (i) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation, becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation, or of any entity resulting from a merger or consolidation involving the Corporation, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Corporation or such entity.

      (ii) The consummation of (x) a merger, consolidation or reorganization to which the Corporation is a party, whether or not the Corporation is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation, in one transaction or a series of related transactions, to any Person other than the Corporation, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (ii) (singly or collectively, a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (ii) if the Persons who were the stockholders of the Corporation immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (ii) or the Person to whom the assets of the Corporation are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (ii), in substantially the same proportions in which such Beneficial Owners held voting stock in the Corporation immediately before such Transaction.

    D.  CODE shall mean the Internal Revenue Code of 1986, as amended.

    E.  COMMON STOCK shall mean the Corporation's common stock.

    F.  CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

    G.  CORPORATION shall mean WJ Communications, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of WJ Communications, Inc. which shall by appropriate action adopt the Plan.

    H.  EFFECTIVE TIME shall mean May 1, 2001. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

    I.  ELIGIBLE EMPLOYEE shall mean any Employee who has completed 3 months of service with a Participating Corporation.

    J.  EMPLOYEE shall mean a person treated as an employee of a Participating Corporation for purposes of Code Section 423. A Participant shall be deemed to have ceased to be an Employee either upon actual termination of employment or upon a Corporate Affiliate or Affiliates employing the Participant ceasing to be a Participating Corporation. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Corporation of ninety (90) days or less. If an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee under the Plan on the ninety-first (91) day of such leave unless the individual's right to reemployment with the Participating Corporation is guaranteed either by statute or by contract. The Plan Administrator shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be, and such determination shall be final, binding and conclusive.

    K.  ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

    L.  FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

       (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    M. 1933 ACT shall mean the Securities Act of 1933, as amended.

    N.  PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

    O.  PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

    P.  PLAN shall mean the Corporation's 2001 Employee Stock Purchase Plan, as set forth in this document.

    Q.  PLAN ADMINISTRATOR shall mean the Board, or a committee designated by the Board, which committee shall consist solely of two (2) or more persons who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

    R.  PURCHASE DATE shall mean the last payroll day of each offering period.

    S.  STOCK EXCHANGE shall mean either the American Stock Exchange, or the New York Stock Exchange.

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Malcolm J. Caraballo and Rainer N. Growitz, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorizes each of them to represent and to vote as designated below all shares of Common Stock of WJ Communications, Inc. held of record by the undersigned on April 2, 2001 at the Annual Meeting of Stockholders to be held on May 23, 2001, or at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present.

(DATE AND SIGN ON REVERSE SIDE)

- FOLD AND DETACH HERE -

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
/x/	Please mark your votes as indicated in this example

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: Malcolm J. Caraballo, W. Dexter Paine, III, J. Thomas Bentley, Saul A. Fox, Jason B. Hurwitz, James R. Kroner, Christopher B. Paisley, Charles E. Robinson, Wray T. Thorn				2.	TO APPROVE THE COMPANY'S 2001 EMPLOYEE STOCK PURCHASE PLAN:	/ /	/ /	/ /
						FOR	AGAINST	ABSTAIN
/ /	FOR all nominees listed above (except as marked to the contrary)	/ /	WITHHOLD AUTHORITY to vote for all nominees listed above	3.	TO RATIFY ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS UNTIL THE CONCLUSION OF THE 2002 ANNUAL MEETING.	/ /	/ /	/ /
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) on the line below)				4.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
Please sign exactly as name (or names) appear(s) below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, parent or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

		Date:	, 2001

Signature	Signature if held jointly

- FOLD AND DETACH HERE -

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PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE WJ COMMUNICATIONS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF INDEPENDENT AUDITORS